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                         [SEAL OF THE STATE OF FLORIDA]

                           FLORIDA DEPARTMENT OF STATE
                                    Jim Smith
                               Secretary of State
March 12, 1993


Leon H. Cassels
4667 High Grove Rd.
Tallahassee, FL 32308

Re: Document Number L83307

The Articles of Amendment to the Articles of Incorporation of WESTSTAR ENVIRONMENTAL PUMPING & SEPTIC SERVICE INC. which changed its name to WESTSTAR ENVIRONMENTAL, INC., a Florida corporation, were filed on March 12, 1993.

Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amend merit Filing Section.

Annette Hogan
Corporate Specialist
Division of Corporations                   Letter Number: 993A00014175


      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314
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                           FIRST ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
              WESTSTAR ENVIRONMENTAL PUMPING & SEPTIC SERVICE, INC.
             (Bearing Florida Charter Number: L83307 June 26, 1990)
--------------------------------------------------------------------------------

      1. ARTICLE I of the Articles of Incorporation of WESTSTAR ENVIRONMENTAL PUMPING & SEPTIC SERVICE, INC., is amended to read as follows:

                                 ARTICLE I NAME

      The name of the corporation is: WESTSTAR ENVIRONMENTAL, INC.

      2. ARTICLE III of the Articles of Incorporation is amended to read as follows:

                            ARTICLE III CAPITAL STOCK

      This corporation is authorized to issue ONE HUNDRED THOUSAND (100,000) shares of stock, all of which shall be common shares with a par value of One Dollar ($1.00) per share.

      Shares of capital stock of this corporation shall be issued initially to the following persons and in the amounts set opposite their names.

      1.  MICHAEL E. RICKS or TERI L. RICKS          71000 Shares
          Rt. 5, Box 7344
          Starke, Florida 32091.

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ARTICLES OF AMENDMENT - WESTSTAR - PAGE TWO

      2.  WILLIAM B. GRAY or PATRICIA G. GRAY        6000 Shares
          12960 Bear Paw Place
          Jacksonville, Florida 32216

      3.  JAMES R. FLYNN, ESQUIRE or DEBRA S. FLYNN  2000 Shares
          407 West Georgia Street
          Starke, Florida 32091

      4.  THOMAS FREDRICK FEY or MARTHA D. FEY       2000 Shares
          3726 N.W. 7th Avenue
          Gainesville, Florida 32607

      5.  LESLIE DEAN CASSELS or BETTY C. CASSELS    4000 Shares
          Rt. 2, Box 1177
          Starke, Florida 32091

      6.  WILLIAM P. COSTELLO                        2000 Shares
          7014 West Gas Line Road
          Keystone Heights, Florida 32656

      7.  LEON H. CASSELS or JOAN W. CASSELS         8000 Shares
          4667 Highgrove Road
          Tallahassee, Florida 32308

      8.  ERNEST E. TRIEST, JR.                      5000 Shares
          S.E. 31st Street
          Keystone Heights, Florida 32656

      Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he or she already holds, shall have a right to purchase his or her prorata share (as nearly as may be done without the issuance of fractional shares) at the same price at which it is offered to others.
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ARTICLES OF AMENDMENT - WESTSTAR - PAGE THREE

      3. Article V of the Articles of Incorporation is amended to read as follows:

                       ARTICLE V - OFFICERS AND DIRECTORS

      This corporation shall have eight (8) directors initially. The number of directors may either be increased or diminished from time to time by the by-laws but shall never be less than three (3). The names and street addresses of the initial directors of this corporation who shall hold office for the first year of the corporations existence or until their successors are elected are:

      1.  MICHAEL E. RICKS                 2.  JAMES R. FLYNN
          Route 5, Box 7344                    407 West Georgia Street
          Starke, Florida 32091                Starke, Florida 32091

      3.  WILLIAM B. GRAY                  4.  THOMAS FREDRICK FEY
          12960 Bear Paw Place                 3726 N.W. 7th Avenue
          Jacksonville, Florida 32216          Gainesville, FL 32607

      5.  LESLIE DEAN CASSELS              6.  LEON H. CASSELS
          Route 2, Box 1177                    4667 Highgrove Road
          Starke, Florida 32091                Tallahassee, FL 32308

      7.  WILLIAM P. COSTELLO              8.  ERNEST E. TRIEST, JR.
          7014 W. Gas Line Road                S.E. 31st Street
          Keystone Heights, FL 32656           Keystone Heights, FL 32656
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ARTICLES OF AMENDMENT - WESTSTAR - PAGE FOUR

       The initial officers of the corporation shall be a President, Two (2) Vice-Presidents, a Secretary, and a Treasurer. The names and street addresses of the initial officers of the Corporation are:

      1.  MICHAEL E. RICKS              -            PRESIDENT
          Route 5, Box 7344
          Starke, Florida 32091

      2.  WILLIAM B. GRAY               -            EXECUTIVE VICE-PRESIDENT
          12960 Bear Paw Place
          Jacksonville, Florida 32216

      3.  JAMES R. FLYNN                -            VICE-PRESIDENT
          407 West Georgia Street
          Starke, Florida 32091

      4.  TERI L. RICKS                 -            VICE-PRESIDENT
          Route 5, Box 7344                          SECRETARY/TREASURER
          Starke, Florida 32091

      5. The Articles of Incorporation is amended to add the following Article VII which shall read as follows:

             ARTICLE VII - INDEMNIFICATION OF OFFICERS AND DIRECTORS

The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.
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ARTICLES OF AMENDMENT - WESTSTAR - PAGE FIVE

      6. The foregoing First Articles of Amendment to Articles of Incorporation is made by the Board of Directors of this corporation before the issuance of any shares in the corporation.

      7. The foregoing First Articles of Amendment to Articles of Incorporation was adopted by unanimous vote of the Board of Directors of this corporation on this 15th day of February, 1993.

      IN WITNESS WHEREOF the undersigned, MICHAEL E. RICKS, President/Director and by TERI L. RICKS, Secretary/Treasurer and Director of this corporation, in their capacities as such, have executed these First Articles of Amendment to Articles of Incorporation on this 15th day of February, 1993.

                                                 /s/ Michael E. Ricks
                                                 -------------------------
                                                 MICHAEL E. RICKS/DIRECTOR
                                                 PRESIDENT

                                                 /s/ Teri L. Ricks
                                                 -------------------------
                                                 TERI L. RICKS/DIRECTOR
                                                 SECRETARY

[CORPORATE SEAL]